Exhibit 99.1

Tilray Brands Accelerates Next Phase of Global Growth and Market Leadership

Tilray Advances UK Healthcare Platform with Lyphe Acquisition, Positions BrewDog for Strong Growth, and Prepares for U.S. Rescheduling and Medical Cannabis Opportunity

NEW YORK and LEAMINGTON, Ontario — April 15, 2026 — Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (NASDAQ: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the cannabis, beverage, and wellness industries, today announced a series of strategic initiatives marking its next phase of global growth, expanding its leadership across healthcare, cannabis and beverage while strengthening its ability to expand internationally and capture emerging market opportunities.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, stated: “Tilray Brands is setting the pace for global innovation across healthcare, cannabis, and craft beverages - each a distinct growth engine within our platform. This is a defining moment as we enter our next phase of global growth. We are executing against our strategic plan with focus, expanding our international medical platform, accelerating the growth of iconic beverage brands like BrewDog, and positioning ourselves for the U.S. medical cannabis opportunity. At the same time, we are maintaining the financial flexibility to invest behind our brands, infrastructure and capabilities to continue to scale our global platform. Together, these actions further position Tilray as a scaled, diversified global platform with multiple near- and long-term growth drivers - and one of the most dynamic and exciting consumer companies today.”

Tilray Expands UK Medical Platform with Acquisition of Lyphe

Tilray acquired the Lyphe Group, a leading UK-based medical cannabis clinic and digital pharmacy platform, with Lyphe Dispensary having dispensed approximately 150,000 units to date and Lyphe Clinic having treated over 16,000 patients to date, anchoring and expanding Tilray Medical’s footprint in one of Europe’s largest and most dynamic healthcare markets. The addition of Lyphe strengthens Tilray’s vertically integrated medical ecosystem by combining clinical services, patient access, and pharmaceutical distribution. Through Lyphe’s online clinic and pharmacy platform, Tilray will enhance access to medical cannabis while accelerating its existing capabilities in dispensing traditional prescription medicines, creating a seamless, digitally enabled patient experience.

Importantly with the addition of the Lyphe Group, Tilray Medical its first fully vertically integrated, patient-centric medical platform which combines pharmaceutical-grade medical cannabis cultivation and production with clinical care, dispensing services, and pharmaceutical distribution. The integration of Lyphe’s highly skilled patient care teams further differentiates this model, enabling a more personalized, seamless, and comprehensive approach to patient care and outcomes. Tilray will also leverage CC Pharma’s established scale, sourcing capabilities, and purchasing power to more efficiently supply medications through the Lyphe platform, supporting broader patient needs across the UK and further strengthening Tilray’s European pharmaceutical distribution network.

Rajnish Ohri, President, International, Tilray Brands, stated: “I’m proud to welcome the Lyphe team to Tilray, bringing deep clinical expertise and a strong patient-first approach that immediately strengthens our capabilities. This acquisition marks an important step in the continued expansion of Tilray Medical as a global healthcare platform. By integrating Lyphe Group’s clinical and dispensing expertise and digital patient access with our established pharmaceutical distribution capabilities, we are enhancing our ability to serve patients across the UK. We expect this business to be accretive in 2027 and see a compelling opportunity to build a fully connected, international medical ecosystem that delivers consistent, high-quality care while expanding access to both medical cannabis and traditional therapies.”

BrewDog and Beverage Platform: Accelerating Growth, Scaling Globally, and Investing for Expansion

Six weeks following Tilray’s acquisition of BrewDog, the Company has moved with speed and discipline to stabilize and strengthen the platform, positioning the brand for its next phase of growth. Tilray has stabilized brewing volumes, maintained service levels across channels to ensure consistent stock availability, and has begun onboarding new distribution and strategic partners to support expansion.

Mr. Simon added: “Our priorities are clear: strengthen BrewDog, accelerate innovation, and scale our global beverage platform. We are already taking decisive steps to reinvest in the BrewDog brand, innovation pipeline, and brewpub experience, and we see a clear path to rebuilding BrewDog toward its prior valuation of over $1 billion. We are executing against a focused plan to expand BrewDog across the UK, Australia, and the United States, while further developing the brand in key growth markets, including the Middle East and India. At the same time, we are leveraging our infrastructure and distribution network to scale our broader beverage portfolio and support the growth of our American craft brands in the UK and global partners like Carlsberg across the U.S. This is about unlocking incremental volume, expanding distribution, and increasing utilization across our platform to drive sustainable, long-term growth.”

Tilray expects the BrewDog business to be cash flow positive in 2027 and is making targeted investments in the brand and the revitalization and modernization of its existing brewpub estate - areas that have seen limited investment in recent years. This provides a strong foundation to enhance performance through targeted operational improvements and focused brand building. These efforts are centered on reimagining the brewpub experience to better connect with today’s consumers while positioning the brand for long-term relevance. By elevating the in-venue experience with modern activations, strengthening brand engagement, and aligning with evolving consumer preferences, as part of this, Tilray will invest in a “brewpub of the future” at one of its existing locations, allowing it to analyze, assess and recommend future changes in its brewpub network. Tilray is building a more compelling BrewDog platform for the future.

Tilray is also seeing strong and growing demand for its American craft portfolio in the UK, creating near-term opportunities to expand distribution and build brand presence across the market. Building on this momentum, the Company plans to launch Hi*Ball Energy in the UK in May, further broadening its beverage offering and capturing incremental consumer demand within the fast-growing functional beverage category.

Positioned for U.S. Rescheduling and Medical Cannabis Opportunity

In the United States, we are closely monitoring the rescheduling of medical cannabis and are actively engaged with legislators and regulators as they evaluate and work towards this important evolution in drug policy.  We are also evaluating our participation in the Center for Medicare and Medicaid Innovation pilot program, which provides the opportunity to partner with Accountable Care Organizations and oncology practices to supply underserved and vulnerable patients with hemp-derived medical cannabis to provide therapeutic, safe access to medical cannabinoid products and gather data on patient outcomes.

Denise Faltischek, Chief Strategy Officer and Head of M&A, Tilray Brands, stated: “Upon rescheduling, Tilray Medical is strategically positioned to participate in a U.S. regulated medical cannabis market, evidenced by our proven track record of operating at scale in highly-regulated medical cannabis markets globally, supported by our pharmaceutical quality systems, scientific expertise, and our ongoing commitment to education and clinical research.  We believe that rescheduling will occur in the near-term and, when it does, we are well-positioned to seize the opportunity.”

Through our global Tilray Medical platform, Tilray Medical brings extensive experience in pharmaceutical-grade cultivation, manufacturing, and distribution, supported by clinical research and regulatory expertise in more than 20 markets worldwide. Tilray Medical has supported hundreds of thousands of patients worldwide and offers a broad portfolio of medical cannabis products including CBD and THC - beverages, edibles, and topicals.

Tilray Files ATM Program to Accelerate Global Beverage Expansion

To support this next phase of growth, Tilray also announces the filing of an at-the-market equity program (“ATM program”) of up to $180 million, to enhance financial flexibility and to invest behind its global beverage platform. The ATM program will be managed by Jefferies LLC, TD Securities (USA) LLC and Roth Capital Partners, LLC.

Carl Merton, Chief Financial Officer, Tilray Brands, stated: “We remain focused on disciplined capital allocation, prioritizing investments that support our long-term growth strategy while maintaining a strong balance sheet. This structure allows us to align capital deployment with evolving market conditions and our operational priorities.”

Shares under the ATM program will be offered and sold only by means of a prospectus supplement and accompanying base prospectus forming part of a registration statement on Form S-3 (File No. 333-267788) filed with the Securities and Exchange Commission, copies of which may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying base prospectus relating to the ATM program may be obtained from Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@jefferies.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities.com; or Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Tilray Brands
Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Forward-Looking Statements
Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian and U.S. securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses, or current expectations. Many factors could cause actual results, performance, or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events, or otherwise unless required by applicable securities laws.

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